Exhibit 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is dated as of December 1, 2008, by and between Willis Lease Finance Corporation, a Delaware corporation (“Employer”), and Charles F. Willis, IV (“Employee”).

RECITALS

WHEREAS, Employee is the Chairman of the Board, President and Chief Executive Officer of Employer;

WHEREAS, Employee and Employer entered into an employment agreement dated November 7, 2000 and desire to amend and restate that agreement; and

WHEREAS, Employee acknowledges that he has had an opportunity to consider this Agreement and consult with independent advisors of his choosing with regard to the terms of this Agreement, and enters this Agreement voluntarily and with a full understanding of its terms.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.                                       Employment. Employer hereby employs Employee and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth, as the Chairman of the Board, President and Chief Executive Officer of Employer.

2.                                       Term.

(a)                                  The term of Employee’s employment under this Agreement shall be for a two (2) year period commencing on or about December 1, 2008 and ending on June 30, 2010(as may be extended hereunder, the “Employment Term”), unless otherwise terminated pursuant to the terms hereof. Each full twelve month period Employee is employed by Employer shall be referred to herein as an “Employment Year.”

(b)                                 After the expiration of the initial Employment Term, Employee’s employment will automatically renew for a period of one year, each year, on the same terms and conditions as are set forth herein, unless either party gives the other written notice of nonrenewal at least one year prior to the end of the last applicable Employment Year..

(c)                                  Upon the occurrence of a Change in Control this Agreement shall be automatically extended for a two year period commencing on the date of the Change in Control event and ending on the second anniversary of the Change in Control event. “Change in Control” means the occurrence of any of the following events; (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Employee or an Affiliate (as defined in Section 13 below) of Employee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Employer representing at least fifty percent (50%) of the total voting power represented by Employer’s then outstanding voting securities; or (ii) the stockholders of Employer approve a merger or consolidation of Employer with any other corporation, other than a merger or consolidation which would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty (50%) of the total voting power represented by the voting securities of Employer or such surviving entity outstanding immediately after such a merger or consolidation, or the stockholders of Employer approve a plan of complete liquidation or dissolution of Employer or an agreement for the sale or disposition by Employer of all or substantially all of Employer’s assets, provided, however, that if such merger, consolidation, liquidation, dissolution, sale or disposition does not subsequently close, a Change in Control shall not be deemed to have occurred.

3.                                       Duties.

(a)                                  Employee shall exercise day to day supervision of all of Employer’s activities and shall perform such duties as are customarily associated with his title, consistent with the Bylaws of Employer and as required by the Board of Directors (the “Board”). Employee shall report to the Board.

(b)                                 Employee agrees to serve Employer faithfully and to the best of his ability; to devote his full-time and attention, with undivided loyalty, to the business and affairs of Employer, except during reasonable vacation periods and periods of illness and incapacity; and to perform such other duties as the Board may assign him that are consistent with his title. Employee shall not engage in any other business or job activity during the Employment Term without Employer’s prior written consent. Notwithstanding the foregoing, Employee may engage in civic and not-for-profit activities so long as such activities do not materially interfere with Employee’s performance of his duties hereunder.

4.                                       Compensation. Employer agrees to provide as compensation to Employee the following salary, bonus, and benefits in exchange for the services described in Section 3 of this Agreement:

(a)                                  Base Salary. Employer agrees to pay to Employee during the Employment Term a base salary in the amount of Six-Hundred, Eighty Two Thousand Five Hundred Dollars ($682,500) per Employment Year, or such other amount as the Board shall from time to time determine, such salary to be paid in accordance with the usual manner of payment of executive salaries by Employer. The Board will review Employee’s base salary no less than once annually, and shall have sole discretion to increase or decrease (subject to the next sentence hereof) the base salary. Employee’s base salary may only be decreased in connection with a salary reduction program approved by the Board which affects all senior executive officers of Employer.

(b)                                 Bonus Compensation. In addition to Employee’s base salary, Employee shall have a target annual bonus opportunity during the Employer’s 2008 fiscal year and each year thereafter during the Employment Term equal to 100% of his base salary for that year (the “Annual Bonus”).  The actual amount of Employee’s Annual Bonus (if any) for each such year, which may be greater or lesser than the target bonus for such year, shall be determined by the

Board or the Compensation Committee in its sole discretion, taking into account the performance of the Company and Employee for that particular year and applying considerations that are consistent with those applied for determining annual bonuses for other executive officers of Employer.

5.                                       Benefits and Perquisites.

(a)                                  Benefits.  Employer shall provide Employee such employment benefits as are generally available to senior executive officers of Employer, including without limitation coverage under medical, dental, vision, long term disability and life insurance plans, if any.  In addition to the foregoing description of benefits, Employer will continue to pay 100% of the cost of an individual medical insurance policy comparable to the policy currently in effect.  In addition to the long-term disability policy provided to Company employees, the Employer will also continue to pay 100% of the cost of Unum Life Insurance Company of America Disability Income Policy (Policy No. LAR 399188) reflected in Exhibit B or an individual long-term disability policy comparable to such policy.

(b)                                 Vacation and Sick Pay. Employee shall be eligible for vacation and sick leave in accordance with the policies of Employer in effect from time to time during the Employment Term. Employee shall be entitled to a period of annual vacation time equal to four (4) weeks during each Employment Year, to accrue pro rata during the course of the Employment Year. Subject to Employer’s vacation accrual policies, all accrued and unused vacation pay shall be paid to Employee in a lump sum payment on the date of Employee’s termination of employment with Employer.

(c)                                  Perquisites. During the Employment Term, Employer shall also provide the following perquisites to Employee:

(i)                                     Use of an Employer provided car comparable to that presently used by the Employee;

(ii)                                  Payment of dues for Employee’s membership in the following clubs: San Francisco Yacht Club, the Olympic Club, and Villa Taverna; and

(iii)                               Financial, tax, and estate planning services with a value of a maximum of $30,000 per year.

(iv)                              Reimbursement of reasonable expenses incurred in performing his duties under this Agreement (including, but not limited to, expenses for entertainment, long-distance telephone calls, lodging, meals and travel including first class air fare.)

(d)                                 Retirement. Upon Retirement (as defined below), Employee shall have the right to purchase the Employer provided car referred to in Section 5(c)(i) above at net book value or, if such car is leased, to assume the lease with the consent of the Lessor. In addition, upon Retirement, the Employer will continue to (1) pay the club dues listed in Section 5(c)(ii) above, (2) provide the financial, tax and estate planning services listed in Section 5(c)(iii) above payable against appropriate evidence of payment by Employee, and (3) provide coverage under medical, long-term disability and life insurance plans described in Section 5(a) above (or, to the extent

Employer is unable to maintain such coverage under one or more such plans, reimburse Employee’s out-of-pocket costs in obtaining similar coverage within 30 days after Employee furnishes invoices or other documentation reasonably requested by Employer to substantiate such expenses were incurred, but no reimbursements shall be made later than the end of the calendar year such expenses were incurred by Employee) in each case for a period of one year after the date of Employee’s Retirement.  For purposes of this Agreement, “Retirement” means Employee’s voluntary termination on a date after which Employee has reached the age of 55 and has provided Employer with at least 10 years of service.

6.                                       Stock Options and Restricted Stock.

(a)                                  Employee shall be eligible for awards under Employer’s 2007 Incentive Stock Plan (the “Plan”) on the same terms as are generally available to senior executive officers of Employer and on terms which are in accordance with comparative market practices. The parties agree that any grant of stock options or restricted stock under the Plan or any similar plan is subject to the discretion of the Board (or the Compensation Committee) based upon the duties of Employee’s position, the extent to which Employee’s individual performance objectives and Employer’s profitability objectives and other financial and non-financial objectives were achieved during the applicable period and comparative market practices.

(b)                                 All future stock options or restricted stock granted to Employee shall immediately vest and become exercisable, if applicable, in the event of a Change in Control.

7.                                       Registration Rights. With respect to any and all shares of common stock of the Employer currently beneficially owned or hereafter acquired by the Employee, the Employer shall grant to the Employee registration rights on the terms described in Exhibit A.

8.                                       Termination/Nonrenewal by Employer. The employment of Employee may be terminated by Employer or Employer may decide not to renew this Agreement for any reason or no reason, with or without cause or justification, subject to the following:

(a)                                  Termination for Cause. If Employee’s employment is terminated by Employer for Cause (as defined below), Employer’s total liability to Employee or his heirs shall be limited to payment of any due but unpaid base salary and Annual Bonus and accrued vacation, and Employee shall not be entitled to any further compensation or benefits provided under this Agreement, including, without limitation, any severance payments. “Cause” means (A) the Employee’s conviction of, plea of nolo contendere to, or written admission of the commission of, a felony or crime involving fraud, misrepresentation or dishonesty, (B) any act by Employee involving fraud, misrepresentation, dishonesty or willful misconduct in the performance of his duties as an employee or officer of the Company or its affiliates; or (C) Employee’s continuing or repeated failure or refusal to perform his material obligations hereunder causing demonstrably material harm to the business of Employer, after Employee shall have received written notice from the Board stating the nature of such failure or refusal and, if such failure or refusal is curable, then after Employee has been afforded at least 30 days in which to cure such failure or refusal.

(b)                                 Termination Without Cause. If Employee’s employment is terminated by Employer without Cause, then in addition to the amounts set forth in Section 8(a) above, Employer shall either provide to Employee at least 1 year’s notice of such termination or non-renewal, or in the absence of such notice, subject to Section 10(c) below, provide a lump-sum payment in an amount equal to one year of Employee’s base salary minus the number of months notice provided to the Employee. In addition, Employee will be paid the severance which is described in Section 10 below.

9.                                       Termination Nonrenewal by Employee. The employment of Employee may be terminated by, with or without cause or justification, subject to the following:

(a)                                  Voluntary Resignation. If Employee’s employment terminates by reason of Employee’s voluntary resignation (and is not a resignation for Good Reason, Employer’s total liability to Employee shall be limited to payment of any due but unpaid base salary and Annual Bonus and accrued vacation, and Employee shall not be entitled to any further compensation or benefits provided under this Agreement, including, without limitation, any severance payments.

(b)                                 Resignation for Good Reason. If Employee’s employment terminates by reason of Employee’s voluntary resignation for Good Reason, then in addition to the amounts set forth in Section 8(a) above, subject to the Employee signing and not revoking the Release, Employee will be paid the severance which is described in Section 10 below. “Good Reason” means the occurrence of any one or more of the following events, but only if Employee notifies the Board or Compensation Committee in writing of the occurrence of the event alleged to constitute Good Reason no later than 30 days after the first occurrence of the event; the Company does not cure such event with 30 days after its receipt of Employee’s notice and Executive terminates his employment no later than 60 days after the expiration of the cure period:  (i) a material reduction in Employees base salary, other than such reduction that  is in proportion to any salary reduction program approved by the Board and that affects all executive officers of Employer, (ii) a material diminution in  Employee’s positions, title, duties and status or changing Employee’s reporting obligations so that he no longer reports to the Board, (ii) requiring Employee to work at a location more than 50 miles from the Employer’s current company headquarters, or (iv) any willful and material breach by Employer of its obligations pursuant under this Agreement.

10.                                Severance Payment.

(a)                                  Amount. In the event severance is payable hereunder, such severance shall be in an amount equal to the aggregate of:

(i)                                     three times Employee’s base salary at the time of termination, plus

(ii)                                  three times the average of the Annual Bonuses paid to Employee during the three years prior to the year of termination;

(iii)                               prorated Annual Bonus due for the year of termination, to the extent the performance goals under the Plan are achieved;

(iv)                              immediate vesting of all outstanding stock options and/or restricted stock;

(v)                                 continued coverage under all benefit plans as provided on the date hereof (e.g., medical, dental, disability and life insurance) for a period of three years following the termination date (or, to the extent Employer is unable to maintain such coverage under one or more such plans, reimburse Employee’s actual expenses incurred in obtaining comparable coverage within 30 days after Employee furnishes invoices or other documentation reasonably requested by Employer to substantiate such expenses were incurred, but no reimbursements shall be made later than the end of the calendar year such expenses were incurred by Employee), plus

(vi)                              For a period of three years following Employee’s termination Employer shall pay Employee’s dues for membership in the clubs listed in Section 5(c)(ii) above;

(vii)                         For a period of three years following Employee’s termination Employer shall pay for the financial, tax and estate planning services listed in Section 5(c)(iii) above; and

(viii)                      Employee shall also have the right to purchase the  Employer provided car referred to in Section 5(c)(i) above at net book value or to assume the lease with the consent of Lessor, if such car is leased.

(b)                                 Payment. Subject to Section 10(c) below, the severance amounts set forth in Sections 10(a)(i) and 10(a)(ii) above shall be paid in a lump sum payment to Employee as soon as practicable, but in no event shall such payments be paid later than March 15th of the year following the year in which the Employee’s termination of employment occurs.  Any amount payable with respect to Section 10(a)(iii) above will be paid at the time of payments to Participants under the applicable Plan.  Amounts payable with respect to Sections 10(a)(v), (vi) and (vii) will be paid annually against appropriate evidence of payment by Employee.

(c)                                  Section 409A Compliance.  Notwithstanding anything in this Agreement to the contrary, if any payment or benefit to Employee under this Agreement on account of the Employee’s termination of employment constitutes a deferral of compensation subject to 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payment or benefit shall commence when Employee has incurred a “Separation from Service” as defined under Treasury Regulation § 1.409A-1(h)(1) without regard to the optional alternative definitions thereunder.  If at the time of Employee’s Separation from Service, Employee is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), Employer shall delay commencement of any such payment or benefit until six months after Employee’s Separation from Service (the “409A Suspension Period”).  Within fourteen calendar days after the end of the 409A Suspension Period, Employer shall pay to the Employee any payments and benefits that Employer would otherwise have been required to provide Employee under this Agreement but for the imposition of the 409A Suspension Period.  Thereafter, Employee shall receive any remaining payments and benefits due under this Agreement in accordance with the terms of this Agreement (as if there had not been any suspension period beforehand).

(d)                                 Limitation on Payments. If any payment or benefit Employee would receive from Employer or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Code Section 280G, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal. state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Employee elects in writing a different order (provided, however, that such election shall be subject to Employer approval if made on or after the date on which the event that triggers the Payment occurs); reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits; and reduction of any amounts that would constitute a deferral of compensation subject to Code Section 409A. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Employee’s stock awards unless Employee elects in writing a different order for cancellation.

The accounting firm engaged by Employer for general audit purposes as of the day prior to the effective date of the event that triggers the Payment shall perform the foregoing calculations. If the accounting firm so engaged by Employer is serving as accountant or auditor for the individual, entity or group effecting the “change in ownership” as described in Section 280G(b)(2)(A)(i) of the Code. Employer shall appoint a nationally recognized accounting firm to make the determinations required hereunder. Employer shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to Employer and Employee within fifteen (15) calendar days after the date on which Employee’s right to a Payment is triggered (if requested at that time by Employer or Employee) or such other time as requested by Employer or Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish Employer and Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon Employer and Employee.

11.                                Death/Disability.

(a)                                  In the event (during the Employment Term) of Employee’s death, (i) this Agreement shall terminate, (ii) Employer shall pay to Employee’s estate or his heirs any due but unpaid base salary and Annual Bonus, accrued but unused vacation pay and  pro rated Annual Bonus for the period of active employment during the year in which death occurs, and (iii) Employee’s estate or his heirs shall not be entitled to any severance payments hereunder. In addition, all stock options and restricted stock granted to Employee shall immediately vest and become exercisable, if applicable, upon Employee’s death. Employee’s estate shall have the right to exercise such options for the shorter of (i) two (2) years from the date of death, and (ii) the term of the option.

(b)                                 In the event (during the Employment Term) of Employee’s long term disability (as defined in Employee’s Group Disability Plan) and the passing of the Elimination Period (as defined in Employee’s Group Disability Plan), (i) this Agreement shall terminate, (ii) Employer shall pay to Employee any unpaid base salary and prorated Annual Bonus  for the period of active employment during the year in which such event occurs, and (iii) Employee shall not be entitled to any severance payments hereunder. In addition, all stock options and restricted stock granted to Employee shall immediately vest. Employee shall have the right to exercise such options for the shorter of (i) two (2) years from the date of disability, and (ii) the term of the option. In addition, Employee shall have the right to purchase the company car referred to in Section 5(c)(i) at net book value or assume the lease with the Lessor’s consent, if leased. The Employer will pay the membership dues listed in Section 5(c)(ii) if Employee’s membership continues, provide the financial, tax and estate planning service listed in Section 5(c)(iii) in each case, against evidence of payment by Employee, and provide coverage under medical, long-term disability and like insurance plans described in Section 5(a) above, in each case for a period of three (3) years from the date of disability (or, to the extent Employer is unable to maintain such coverage under one or more such plans, reimburse Employee’s actual expenses incurred in obtaining comparable coverage within 30 days after Employee furnishes invoices or other documentation reasonably requested by Employer to substantiate such expenses were incurred, but no reimbursements shall be made later than the end of the calendar year such expenses were incurred by Employee).

12.                                Maintenance of Confidentiality and Duty of Loyalty.

(a)                                  General. Employee acknowledges that, pursuant to his employment with Employer, he will necessarily have access to trade secrets and information that is confidential and proprietary to Employer in connection with the performance of his duties. In consideration for the disclosure to Employee of, and the grant to Employee of access to such valuable and confidential information and in consideration of his employment. Employee shall comply in all respects with the provisions of this Section 11.

(b)                                 Nondisclosure. During the Employment Term and for a period of three (3) years thereafter, Confidential and Proprietary Information of Employer of which Employee gains knowledge during the Employment Term shall be used by Employee only for the benefit of Employer, including in connection with Employee’s performance of his employment duties, and Employee shall not, and shall not allow any other person that gains access to such information in any manner to, without the prior written consent of Employer, disclose, communicate, divulge or otherwise make available, or use, any such information, other than for the immediate benefit of Employer. For purposes of this Agreement, the term “Confidential and Proprietary Information” means information not generally known to the public and that is proprietary to Employer and relates to Employer’s existing or reasonably foreseeable business or operations, including but not limited to trade secrets, business plans, advertising or public relations strategies, financial information, budgets, personnel information, customer information and lists, and information pertaining to research, development, manufacturing, engineering, processing, product designs (whether or not patented or patentable), purchasing and licensing, and which may be embodied in reports or other writings or in blue prints or in other tangible forms such as equipment and models. Employee will refrain from any acts or omissions that would jeopardize the confidentiality or reduce the value of any Employer Confidential and Proprietary Information.

(c)                                  Covenant of Loyalty. During the Employment Term, Employee shall not, on his own account or as an employee, agent, promoter, consultant, partner, officer, director, or as a more than 1% shareholder of any other person, firm, entity, partnership or corporation, own, operate, lease, franchise, conduct, engage in, be connected with, have any interest in, or assist any person or entity engaged in any business in the continental United States that is in any way competitive with or similar to the business that is conducted by Employer or is in the same general field or industry as Employer. Without limiting the generality of the foregoing, Employee does hereby covenant that he will not, during the Employment Term:

(i)                                     solicit, accept or receive any compensation from any customer of Employer or any business competitive to that of Employer;

(ii)                                  contact, solicit or call upon any customer or supplier of Employer on behalf of any person or entity other than Employer for the purpose of selling, providing or performing any services of the type normally provided or performed by Employer;

(iii)                               induce or attempt to induce any person or entity to curtail or cancel any business or contracts which such person or entity has with Employer; or

(iv)                              induce or attempt to induce any person or entity to terminate, cancel or breach any contract which such person or entity has with Employer, or receive or accept any benefits from such termination, cancellation or breach.

(d)                                 No Solicitation. During the Employment Term and for a period of three years thereafter, Employee agrees not to directly or indirectly solicit, induce or attempt to solicit or induce any employee of Employer to terminate his or her employment with Employer in order to become employed by any other person or entity.

(e)                                  Injunctive Relief. Employee expressly agrees that the covenants set forth in this Section 11 are reasonable and necessary to protect Employer and its legitimate business interests, and to prevent the unauthorized dissemination of Confidential and Proprietary Information to competitors of Employer. Employee also agrees that Employer will be irreparably harmed and that damages alone cannot adequately compensate Employer if there is a violation of this Section 11 by Employee, and that injunctive relief against Employee is essential for the protection of Employer. Therefore, in the event of any such breach, it is agreed that, in addition to any other remedies available. Employer shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus attorneys’ fees actually incurred in seeking such relief. Furthermore, Employee agrees that Employer shall not be required to post a bond or other collateral security with the coup if Employer seeks injunctive relief. To the extent any provision of this Section 11 is deemed unenforceable by virtue of its scope or limitation, Employee and Employer agree that the scope and limitation provisions shall nevertheless be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction where enforcement is sought.

13.                                Name Change. So long as (a) Employee is the Chief Executive Officer of Employer, and (b) Employee or his Affiliates own 10% or more of the outstanding common stock of Employer, Employer will not change its name without the prior written consent of Employee. This Section 12 shall be automatically rendered void in the event of a Change in Control. “Affiliate” means a person that directly or indirectly, through one or more intermediaries’ controls, is controlled by or is under common control with the first mentioned person.

14.                                Notices. Any notice that either party may wish or be required to give to the other party pursuant to this Agreement shall be in writing and shall be either personally served or deposited in the United States mail, registered or certified, and with proper postage prepaid. Mailed notices to Employee shall be addressed to Employee at the home address from which Employee most recently communicated to Employer in writing. In the case of Employer, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of corporate counsel. Notice given by personal service shall be deemed effective upon service. Notice given by registered or certified mail shall be deemed effective three (3) days after deposit in the mail.

15.                                Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, and their successors and assigns. As used in this Agreement, the term “successor” shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase, consolidation, or otherwise, acquired all or substantially all of the assets or business of Employer. This Agreement shall be deemed to be willfully breached by Employer if any such successor does not absolutely and unconditionally assume all of Employer’s obligations under this Agreement and agree expressly to perform the obligations in the same manner and to the same extent as Employer would be required to perform such obligations in the absence of the succession. Employee may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of Employer, which shall not be unreasonably withheld.

16.                                Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes and replaces all prior agreements and understandings between the parties relating to the subject matter hereof.

17.                                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

18.                                Arbitration. Any controversy or claim arising out of or relating to this Agreement, Employee’s employment with Employer or any other relationship between the parties shall be finally settled by binding arbitration in the City and County of San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The controversy or claim shall be submitted to three arbitrators, one of whom shall be chosen by Employer, one of whom shall be chosen by Employee. and the third of whom shall be chosen by the two arbitrators so selected. The party desiring arbitration shall give written notice to the other party of its desire to arbitrate the particular matter in question, naming the arbitrator selected by it. If the other party shall fail within a period of 15 days after such notice shall have been given to reply in writing naming the arbitrator selected by it, then the party not in default may apply to the American Arbitration Association for the appointment of the second arbitrator. If the two arbitrators chosen as above shall fail within 15 days after their selection to agree upon a third arbitrator, then either party may apply to the American Arbitration Association for the appointment of an arbitrator to fill the place so remaining vacant. The parties will have the right, subject to the discretion of the arbitrators, to conduct discovery necessary to establish their claims and defenses.  The decision of any two of the arbitrators shall give reasons for the decision and be final and binding upon the parties hereto and shall be delivered in writing signed in triplicate by the concurring arbitrators to each of the parties hereto. Employer shall pay the fees of the arbitrators so selected. The other expenses incurred in connection with the arbitration shall be paid in accordance with Section 19 below. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction.

19.                                Legal Fees And Expenses.

(a)                                  The Employer shall pay the reasonable legal fees incurred by the Employee in connection with the negotiation of this Agreement. Employer shall pay such reimbursements within 30 days after Employee furnishes invoices or other documentation reasonably requested by Employer to substantiate such expenses were incurred, but no reimbursements shall be made later than the end of the calendar year such expenses were incurred by Employee.  In the event an action is brought to enforce any provision of this Agreement, Employee’s legal fees and expenses shall be paid by Employer as incurred by Employee, unless Employee brings a claim which is determined by the arbitrator to be frivolous, in which case, Employee shall repay to Employer all amounts advanced by Employer to Employee in connection with such claim within thirty days of such determination.

20.                                Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

21.                                Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each party hereto. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

22.                                Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

23.                                Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“Employer”

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Gerard Laviec

Name:	Gerard Laviec

Title:	Chair, Compensation Committee

“Employee”

/s/ Charles F. Willis IV
Charles F. Willis IV

EXHIBIT A

Registration Rights

(a)                                  Definitions.

(i)                                     Registration.    The terms “register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Act”) and the declaration or ordering of effectiveness of such registration statement.

(ii)                                  Registrable Securities.    The term “Registrable Securities” means:   (1) shares of Willis Lease Finance Corporation (the “Company”) common stock par value $0.01 owned by the Employee or any affiliate of Employee, (2) any shares of common stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of stock described in clause (1) of this subsection (ii) and (3) any other common stock of the Company hereafter acquired by Employee or any affiliate of Employee, and will be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after July 1, 2008.

(iii)                               Holder.    For purposes of this Exhibit, the term “Holder” means Charles F. Willis (“Employee”), so long as Employee is the owner of record of Registrable Securities.

(b)                                  Demand Registration.

(i)                                     Request by Holder.    If the Company receives a written request from the Holder that the Company file a registration statement under the Act covering the registration of Registrable Securities pursuant to this Section (b), then the Company will use reasonable commercial efforts to effect, within ninety (90) days of such request, the registration under the Act of all Registrable Securities that Holder requests to be registered, subject only to the limitations of this Exhibit.

(ii)                                  Underwriting.    Registrable Securities covered by this demand registration will be distributed only by means of a firm commitment offering underwritten by a managing underwriter or underwriters selected by Holder and reasonably acceptable to the Company, provided that the managing underwriter or underwriters must agree that no shares of Registrable Securities will be sold to any purchaser in the underwriting if after such purchase, such purchaser will own five percent (5%) or more of the issued and outstanding common stock of the Company.  The right of Holder to include its Registrable Securities in such registration will be conditioned upon Holder’s participation in such underwriting and the inclusion of Holder’s Registrable Securities in the underwriting to the extent provided herein.  Holder will enter into an underwriting agreement in customary form with the managing underwriter or underwriters (including a market stand-off agreement of up to 180 days if required by such underwriters).

(iii)                               Maximum Number of Demand Registrations.    The Company will be obligated to effect no more than two (2) such registrations pursuant to this Section (b), provided that the Company will be relieved of its obligations to effect any registration if at any time Holder will own less than five percent (5%) of the issued and outstanding capital stock of the Company.  A registration request as provided in this Section (b) will not count as one of the demands to which Holder is entitled hereunder unless the registration statement remains continuously effective until the earlier of (i) the completion of any offering and disposition of all Registrable Securities included in the registration statement and (ii) the expiration of ninety (90) days from the date on which the registration statement first became effective under the Act.

(iv)                              Deferral.    Notwithstanding the foregoing, if the Company furnishes the Holder a certificate signed by an authorized officer of the Company stating that in good faith judgment of the board of directors, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed (other than any detriment caused by the sale of Company common stock pursuant to such registration statement), then the Company will have the right to defer such filing for a period of not more than sixty (60) days after the receipt of the request of the Holder.

(v)                                 Expenses.    All fees, costs and expenses incurred in connection with any registration pursuant to this Exhibit (other than Section (c)), including all federal and “Blue Sky” registration, filing and qualification fees and expenses, printer’s fees and expenses, accounting fees (including in connection with the delivery of any “comfort letter”), fees and disbursements of counsel for the Company (including and in connection with the delivery of any required legal opinion), and all fees, costs and expenses incurred in connection with the performance of the Company’s obligations contained in this Exhibit (other than Section (c)) will be borne by the Holder and the Holder agrees to pay and reimburse any such fees, costs and expenses incurred by the Company within three days of the presentation of an invoice therefor.

(vi)                              Qualification.    The Company will not be required to effect a registration in any particular jurisdiction in which the Company would be required to qualify to do business where it is not then so qualified or to execute a general consent to service of process in effecting such registration, qualification or compliance in any jurisdiction where it is not then so subject to service of process.

(c)                                  Piggyback Registration.

(i)                                     Piggyback Right.  If, at any time, the Company proposes or is required to register any of its common stock under the Act (other than pursuant to registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan) on a registration statement on Form S-1 or Form S-3 or an equivalent general registration form then in effect, the Company shall give prompt written notice of its intention to do so to Holder.  Upon the written request of Holder, made within fifteen (15) days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by Holder and the intended method of distribution thereof), the Company, subject to Section (c)(iv), shall use commercially reasonable efforts to cause all such Registrable Securities to be included in the registration statement with the securities that the Company at the time proposes to register to permit the sale or other disposition by the Holder in accordance with the intended method of distribution thereof of the Registrable Securities to be so registered.  No registration of Registrable Securities effected under this Section (c) shall relieve the Company of its obligations to effect Demand Registrations under Section (b).

(ii)                                  Right to Terminate or Delay Registration.  If, at any time after giving written notice of its intention to register any Company common stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company will give written notice of such determination to Holder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holder under Section (b) and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(iii)                               Withdrawal.  Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section (c) by giving written notice to the Company of its request to withdraw.  Such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration.  Such withdrawal shall be irrevocable and, after making such withdrawal, Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

(iv)                              Priority.  If any registration pursuant to Section (c) involves an underwritten offering that was proposed by the Company and the lead managing underwriter of such offering shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section (c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(A)                              first, all common stock that the Company proposes to register for its own account; and

(B)                                second, to the extent that the number of securities to be included pursuant to clause (A) of this Section (c)(iv) is less than the Section (c) Sale Number, the remaining shares to be included in such registration shall be allocated to Holder.

(d)                                  Obligations of the Company.     Whenever required to effect the registration of Registrable Securities under this Agreement the Company will, as expeditiously as reasonably possible:

(i)            Registration Statement.    Prepare and file with the SEC within thirty (30) days a request by Holder under Section (b) a registration statement on the appropriate form for the registration of such Registrable Securities which shall be selected by the Company and shall be reasonably acceptable to Holder and use reasonable commercial efforts to cause such registration statement to become effective within ninety (90) days of a request by Holder under Section (b) and to remain continuously effective until the earlier of (i) the completion of any offering and disposition of Registrable Securities included in the registration statement and (ii) the expiration of ninety (90) days from the date on which the registration statement became effective under the Act; provided, however, that before filing a registration statement or prospectus or any amendment, supplement to either of them or any Issuer Free Writing Prospectus (as defined in Rule 433 of the Act) related thereto, the Company will (A) provide counsel to Holder with an adequate and appropriate opportunity to participate in the preparation of the registration statement and each prospectus included in the registration statement (and each amendment or supplement to it) and each Issuer Free Writing Prospectus related thereto to be filed with the SEC, which documents will be subject to the review of counsel to Holder and (B) notify counsel to Holder and Holder of any stop order issued or threatened by the SEC and to take all commercially reasonable action to prevent the entry of the stop order or to remove it if entered.  With respect to any registration under Section (b), the Company will not permit any securities other than the Registrable Securities to be included in the registration statement if such inclusion would cause any of the Registrable Securities to be excluded from registration by the managing underwriter or underwriters.

(ii)           Amendments and Supplements.    Prepare and file with the SEC such amendments and supplements to such registration statement, the prospectus used in connection with such registration statement, and any Issuer Free Writing Prospectus related thereto as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(iii)          Prospectuses.    As soon as reasonably commercially practical, furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, any Issuer Free Writing Prospectus related thereto and other such documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(iv)          Blue Sky.    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “Blue Sky” laws of such jurisdictions as will be reasonably requested by the Holder, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it is not then so qualified or to file general consent to service of process in any such states or jurisdictions where it is not then so subject to service of process.

(v)           Other Approvals.    Use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from those governmental agencies or authorities at Holder’s sole cost and expense as may be necessary to enable Holder to effect the disposition of any Registrable Securities.

(vi)          Underwriting.    Enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.  Holder will also enter into and perform its obligations under such an agreement.

(vii)         Notification.    Notify Holder at any time when a prospectus relating to Registrable Securities or any Issuer Free Writing Prospectus related thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and prepare and file with the SEC a supplement or amendment to the registration statement, prospectus or Issuer Free Writing Prospectus related thereto so that, as subsequently delivered to the purchasers of the Registrable Securities, the registration statement, prospectus or Issuer Free Writing Prospectus related thereto will not contain an untrue statement of material fact or omit to state any material fact required to be stated in the registration statement or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that prior to the filing of the supplement or amendment the Company will furnish copies of the supplement or amendment to the Holder, underwriter and counsel to Holder and will not file the supplement or amendment without prior review of counsel to Holder.

(viii)        Inspection of Records.    Make available for inspection by Holder, any managing underwriter participating in any disposition provided for in the registration statement, counsel to Holder and any attorney, accountant or other appraiser retained by any Holder or any managing underwriter (each, an “Inspector”), all financial records, pertinent corporate documents and properties of the Company and any of its subsidiaries as may be in existence at that time as will be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and any subsidiaries’ officers, directors and employees, and the independent certified public accountants of the Company, to supply all information reasonably requested by any Inspector in connection with the registration statement.

(ix)           Opinion, Comfort Letter and Closing Certificates.    Furnish, as the request of Holder, on the date that such Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters and to the Holder, (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters and to the Holder, and (iii) officers’ certificates and such other customary closing documents.

(x)                                   Listing on Securities Exchange.    Use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, subject to the satisfaction of the applicable listing requirements of the exchange.

(xi)                                Cooperation.    Reasonably cooperate with Holder and each underwriter participating in the disposition of any Registrable Securities and their respective counsel in connection with any filings required to be made with any securities exchange or automated quotation system.

(e)                                  Restrictions on Public Sale by the Company.    The Company agrees not to effect any public sale or distribution of any of its securities for its own account (except pursuant to registrations on Form S-4 or Form S-8 (or any successor form) under the Act) during the ten (10) days prior to, and during the ninety (90) day period (or such shorter period as may be permitted by the managing underwriter or underwriters) beginning on the effective date of any registration statement in which Holder is participating under Section (b).

(f)                                    Furnish Information.    It will be a condition precedent to the obligations of the Company to take any action pursuant to Sections (b), (c) or (d) that the Holder will furnish to the Company such information regarding itself, the Registrable Securities, and the intended method of disposition of such securities as will be timely to effect the Registration of its Registrable Securities.

(g)                                 Indemnification.    In the event that any Registrable Securities are included in a registration statement under the Agreement:

(i)                                     By the Company.    To the extent permitted by law, the Company will indemnify and hold harmless Holder, the partners, members, officer, directors and employees of Holder, any underwriter (as determined in the Act) for Holder and each person, if any, who controls Holder or any such underwriter within the meaning of the Act or the Securities exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(A)   any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or Issuer Free Writing Prospectus related thereto, contained therein or any amendments or supplements, thereto;

(B)   the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(C)    any Violation or alleged Violation by the Company of the Act, the Exchange Act, any state or international securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each such Holder, partner, officer, director, employee, underwriter or controlling person for any legal expenses reasonably incurred by them, as incurred in connection with investigating any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section (g) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of Holder.

(ii)                                  By Holder.   In connection with any registration under which Holder intends to make a disposition of Registrable Securities, to the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers or employees who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any person who controls the Company or any such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, controlling person, or underwriter may become subject to under the Act, the Exchange Act or federal or state law, insofar as such losses claims damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section (g) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder and, provided further, that the liability of Holder in this Section (g) will be limited to the amount of the net proceeds received by Holder in the offering giving rise to such liability.

(iii)                               Notice.    Promptly after receipt by an indemnified party under this Section (g) of the notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section (g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying part similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the representation of such indemnified party by counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding; provided that there may only be one such counsel retained for all indemnified parties.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will relieve such indemnifying party of liability to the indemnified party under this Section (g) to the extent the indemnifying party is prejudiced as a result thereof, but the omission to do so to deliver written notice to the Indemnified Party will not relieve it of any liability that it may have to any other Indemnified Party under this Section (g).

(iv)                              Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements of the Company and Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus or Issuer Free Writing Prospectus related thereto but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement will not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

(v)                                 Contribution.    In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (i) Holder exercising rights under this Agreement, or any controlling person of any Holder, makes a claim for indemnification pursuant to this Section (g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal of the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section (g) provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of Holder or any such controlling person in circumstances for which indemnification is provided under this Section (g); then, and in each such case, the Company and Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company and Holder in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; so that Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement; provided, however, that, in any such case no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.  The relative faults of the Company and Holder will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, the Company or Holder, and the Company’s and Holder’s relative intent, knowledge, access to information and opportunity to correct or prevent that action.

(vi)                              Survival.    The obligations of the Company and Holder under this Section (g) will survive until the second anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitations or extensions of such statutes.

(h)                                 Rule 144; Other Exemptions.   For so long as the Company will have a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, the Company covenants that it will file, on a timely basis, any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder and keep all such reports and public information current to the extent required by Rule 144 under the Act, and that it will take all further action as Holder may reasonably request (including providing and keeping current any information necessary to comply with Rule 144 under the Act and providing any written of counsel to the Company reasonably requested), all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as the rules may be amended from time to time, or (b) any other rules or regulations now existing or hereafter adopted by the SEC.  At such time as the Company will not have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company covenants that it will furnish or otherwise make available any information required for the Holder to sell the Registrable Securities under Rule 144A.  The Company will, upon the request of any Holder, deliver to the Holder a written certification of a duly authorized officer as to whether the Company has complied with the requirements.

(i) Termination of the Company’s Obligations.    The Company will have no obligations pursuant to this Exhibit with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to this Exhibit: (i) if the Company has already effected two registrations pursuant to this Exhibit or (ii) if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by Holder may then be sold under Rule 144 which written opinion will be addressed and delivered to the Company’s transfer agent (and a copy of which will be sent to Holder).  Employee may not assign its rights under this Exhibit to any person other than an affiliate of Employee.